Exhibit 10.9

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

BY AND BETWEEN

CIRCLE K STORES INC.,
A TEXAS CORPORATION

AS SELLER

AND

DBNCF CIRCLE LLC,
A DELAWARE LIMITED LIABILITY COMPANY

AS BUYER

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of March 15, 2004, by and between CIRCLE K STORES INC., a Texas corporation (“Seller”), and DBNCF CIRCLE LLC, a Delaware limited liability company (“Buyer”).  Buyer and Seller are from time to time referred to herein individually as a “Party”, and collectively as the “Parties.”

R E C I T A L S:

Seller owns certain Circle K retail petroleum properties (each individually a “Property” and collectively the “Properties”) more particularly described as follows:

I.                                         All of the “Real Properties” (each individually, a “Real Property”), collectively described as follows:  good and indefeasible title in fee simple to the land described on Schedule 1 attached hereto (collectively, the “Land”), together with all rights and interests appurtenant thereto, including, without limitation, Seller’s right, title, and interest, if any, in and to all (A) adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate; (B) buildings, structures and other improvements located on the Land (the “Improvements”); and (C) the fixtures located at or in the Land or Improvements [****]; and

II.                                     All of Seller’s right, title and interest, if any, of the following located at any of the Real Properties on the Closing Date (collectively, the “Personal Property”):  the canopies, walk-in coolers/refrigerator cases, freezers and HVAC equipment.

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Properties subject to the terms and conditions set forth in this Agreement.

Upon the consummation of the transactions contemplated herein, and concurrently therewith, Seller desires to lease from Buyer, and Buyer desires to lease to Seller, each of the Properties pursuant to certain Master Lease Agreements (as defined below).  Any capitalized term used herein but not defined herein shall have the meaning set forth in the form Master Lease Agreement attached hereto as Exhibit A .

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Seller and Buyer agree as follows:

1.                                      Conveyance of Properties.  On the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined), Seller shall sell and convey to Buyer, and Buyer shall buy and accept from Seller, each of the Properties.

2.                                      Purchase Price.  Subject to the terms of this Agreement, the purchase price (the “Purchase Price”) for the Properties shall be $77,890,000, payable by (i) certified check drawn

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

on a federally- or state-chartered commercial bank which is a member of the New York Clearing House Association, and which has net assets of at least $500,000,000 (“Acceptable Bank”), or wire transfer of immediately available funds to Seller at the Closing.  The Purchase Price shall be paid by Buyer to LandAmerica Financial Services, Inc., as escrow agent (the “Title Company”) to be held in an escrow, pursuant to the terms and conditions hereinafter provided (the “Escrow”) in an account maintained by Title Company at an Acceptable Bank reasonably acceptable to Buyer and Seller on behalf of the Parties and distributed by Title Company at Closing to Seller, or as Seller may direct, pursuant to the terms and conditions hereinafter set forth.

3.                                      Property Documents.  Seller hereby represents it has delivered to Buyer or otherwise made reasonably available to Buyer, the documents set forth in subsections (a) through (p) of this Section 3 (collectively, the “Property Documents”); provided, however, that Buyer acknowledges and agrees that it has, as of the date hereof, received, reviewed and approved each of the Phase I Environmental Site Assessments and Sensitive Receptors Surveys prepared by Shaw Environmental Inc. and dated in February, March and April, 2003 (the “Site Assessments”) and the other Property Documents specified in Schedule 2 attached hereto (collectively, with the Site Assessments, the “Schedule 2 Documents”).  Seller, with Buyer’s consent, has engaged directly third parties in connection with the preparation of all title reports, surveys and appraisals and that the scope of any such engagement has been approved by Buyer.  Buyer has engaged all other third parties in connection with its acquisition of the Properties.

(a)                                  Commitments for title insurance covering each fee estate in each Real Property (collectively “Title Commitments”; each individually a “Title Commitment”) from Title Company, setting forth the status of title to each Real Property, showing all matters of record affecting each Real Property, together with a true, complete and (to the extent available) legible copy of all documents referred to in each Title Commitment;

(b)                                 Current ALTA Land Title “As Built” Survey (collectively, the “Surveys”; each individually, a “Survey”) for each Real Property, containing the certification set forth on Exhibit B, as the same may be required to be modified (subject to Buyer’s consent, which shall not be unreasonably withheld) to conform with requirements of particular jurisdictions and surveys;

(c)                                  [****]

(d)                                 Evidence of insurance covering all Properties as required pursuant to the Master Lease Agreements, whose effective date shall be no later than the Closing Date;

(e)                                  To the extent in Seller’s possession, a certificate of occupancy regarding each Real Property;

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

(f)                                    Profit and loss statements regarding each Property and such other financial statements and information as Buyer reasonably shall have requested regarding Seller or the Properties;

(g)                                 [****];

(h)                                 Any engineering reports (other than the Site Assessments) in Seller’s possession regarding the Real Properties, including without limitation a description of any deferred maintenance and repairs and an estimate of the cost thereof, and a reliance letter in favor of Buyer for each such report from the person or entity that prepared same;

(i)                                     MAI Appraisal (including Land valuation) for each Real Property (each, an “Appraisal”) and a reliance letter in favor of Buyer for each Appraisal from the person or entity that prepared same;

(j)                                     UCC, litigation and tax lien searches from the Title Company or, subject to Seller’s reasonable approval, another commercially recognized search company regarding all Properties and Seller;

(k)                                  For each Real Property, zoning permits and regulations (if available) and other evidence of proper zoning (e.g. zoning letters or zoning reports), as may be reasonably available to Seller; and if legal non-conforming uses exist, evidence that the improvements may be rebuilt to existing specifications following a casualty or condemnation, as may be reasonably available to Seller;

(l)                                     Final “As Built” plans and specifications for each Real Property, if in Seller’s possession;

(m)                               Any governmental “no further action” letters regarding any Real Property, if reasonably available to Seller;

(n)                                 [****]

(o)                                 All of the following concerning each Property, in each case if material and if in Seller’s possession:  any and all studies, data, reports, agreements, licenses, leases, environmental assessments, surveys, reports, documents, plans, maps, and permits (to the extent not already delivered to Buyer pursuant to subsections (a) – (n), above); and

(p)                                 Such other information regarding Seller, ACT, or any of the Properties that Buyer reasonably may have requested, to the extent such other information is reasonably available to Seller.

4.                                      Right of Entry, Inspection.

(a)                                  From and including the date hereof through and including the Closing Date, Seller, upon at least one (1) business day prior notice from Buyer and subject to the rights

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

of Tenants (as hereinafter defined) under the Leases (as hereinafter defined), shall afford Buyer and its representatives a continuing right to inspect the Properties and the Property Documents and Seller hereby grants to Buyer and Buyer’s agents, employees and consultants a nonexclusive license to enter upon each Real Property for the purpose of allowing Buyer to conduct whatever soil and engineering tests, feasibility studies, surveys and other physical examinations of each Property Buyer deems appropriate.  Buyer will not perform any invasive testing at any of the Properties without Seller’s prior written consent, which may be withheld in Seller’s sole discretion.  Buyer shall at all times use reasonable efforts not to unduly interfere with the conduct of Seller’s business at the Properties and the rights of Tenants under the Leases and shall comply with the Seller’s reasonable requirements such as, without limitation, for security, safety, insurance and timing. [****]

(b)                                 In the event of any damage to the Properties caused by Buyer, its agents, employees or consultants, Buyer shall pay the cost incurred by Seller to restore each Property so affected to its respective condition existing prior to the performance of such tests, investigations or studies. Buyer shall protect, defend, indemnify and hold Seller harmless from any and all liability, claims, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) suffered or incurred by Seller for injury to persons or property as a result of, or in connection with, or caused by Buyer’s inspections, tests, studies, surveys and examinations of the Properties, including, without limitation, any injury to persons or property, and any liability to third parties.  However, Buyer shall have no liability for any liability, claims, losses, costs and expenses to the extent attributable to the negligent acts or omissions of Seller or Seller’s agents, employees, invitees or licensees or resulting from latent defects the presence of which is not know by Buyer or its agents and not reasonably discoverable or foreseeable by them or Hazardous Materials within, on, under or adjacent to any of the Properties the presence of which is not know by Buyer or its agents and not reasonably discoverable or foreseeable by them.

5.                                      Title and Other Defects.

(a)                                  Buyer shall have the right, up to one (1) business day prior to the Closing Date, to deliver written notice to Seller objecting to any material adverse matters reflected in any Survey or Title Commitment (any such writing, a “Title Notice Letter”).  All matters set forth in Surveys or Title Commitments which are identified by Buyer as material adverse matters in the Title Notice Letter, and all matters which are listed on the Title Commitments as requirements of the Title Company to issue the applicable final title insurance policy (other than those requirements which relate to documents or other items to be provided by Buyer), are referred to herein as “Disapproved Exceptions.”  All matters set forth in the Title Commitments or Surveys which are not Disapproved Exceptions are referred to herein as “Permitted Exceptions.”  Seller, at its sole cost and expense, may elect to cure (to Buyer’s satisfaction, in its sole discretion) or caused to be removed from the Title Commitments all Disapproved Exceptions on or before the Closing Date.  If Seller does not cause all Disapproved Exceptions to be removed or cured (to Buyer’s satisfaction, in its reasonable discretion) from any Title Commitment on or before the Closing Date, Buyer may elect, in its sole discretion, to either (i) purchase the Property covered by such Title Commitment without a reduction in the Purchase Price, or (ii) exclude the Property

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

from the assets to be purchased hereunder with a reduction in the Purchase Price equal to the amount set forth on Exhibit C allocated to such Property.  If Buyer shall elect to exclude the Property from the assets to be purchased hereunder, Seller may elect to provide a reasonable substitute property (and deliver to Buyer all documents described in Section 3 with respect to such substitute property as though it were a Property (“Substitute Property Documents”)) within ten (10) days after Buyer shall have delivered written notice of such exclusion to Seller, which substitute property Buyer may, in its sole discretion, accept or reject.  If any such substitute property  is accepted by Buyer, then (x) the Purchase Price shall be reasonably adjusted by Buyer based upon (1) the value of such substitute property as reflected by the applicable Substitute Property Documents, and (2) the amount allocated to the excluded Property as set forth on Exhibit C; (y) the substitute property shall be a “Property” for all purposes under this Agreement; and (z) the applicable Substitute Property Documents shall be “Property Documents” for all purposes under this Agreement.  If such substitute property is rejected by Buyer, the Purchase Price shall be reduced by the amount allocated to the excluded Property as set forth on Exhibit C.  Except as specifically hereinabove provided in this subsection (a) and except in connection with any breach or default by Seller of any representation or warranty or other provision in this Agreement, Buyer shall have no recourse or remedy against Seller as a result of or in connection with, the existence of, or Seller’s failure or inability to cure, any material adverse matter identified on the Title Notice Letter delivered by Buyer to Seller as described in this subsection (a).

(b)                                 In addition to Buyer’s right to notify Seller of any Disapproved Exceptions (as described in subsection 5(a), above), Buyer shall have the right, up to one (1) business day prior to the Closing Date, to deliver written notice to Seller objecting to any other material adverse matters regarding any Property (except as disclosed in the Schedule 2 Documents), including without limitation regarding the physical condition (except as disclosed in the Schedule 2 Documents), zoning condition, location or sales volume of any Property (any such writing, a “Subsequent Title Notice Letter”), provided that Buyer agrees to deliver any Subsequent Title Notice Letter as soon as reasonably possible after Buyer becomes aware of any such material adverse matter.  Failure of Buyer to deliver to Seller such written notice within such period shall be deemed to be an acceptance by Buyer of the conditions described in such items.  In addition, any conditions not identified as material adverse matters in any such notice shall be deemed accepted by Buyer, and Buyer shall be deemed to have waived any right to object to such conditions thereafter, except in connection with any breach or default by Seller of any representation or warranty or other provision in this Agreement.  If Seller does not cause all such matters to be cured (to Buyer’s satisfaction, in its sole discretion) on or before the Closing Date for any Property, then Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to such matters without a reduction in the Purchase Price, or (ii) exclude the Property from the assets to be purchased hereunder with a reduction in the Purchase Price equal to the amount set forth on Exhibit C allocated to such Property.  If Buyer elects to exclude the Property from the assets to be purchased hereunder, Seller may elect to provide a reasonable substitute property (and deliver to Buyer all Substitute Property Documents with respect to such substitute property) within ten (10) days after Buyer shall have delivered written notice of such exclusion to Seller, which substitute property Buyer may, in its reasonable discretion, accept or reject.  If any such substitute property is accepted by Buyer, then (x) the Purchase Price shall be reasonably adjusted by Buyer based upon (1) the value of such substitute property as reflected by the applicable Substitute Property Documents, and (2) the amount allocated to the excluded

Property as set forth on Exhibit C; (y) the substitute property shall be a “Property” for all purposes under this Agreement; and (z) the applicable Substitute Property Documents shall be “Property Documents” for all purposes under this Agreement.  If such substitute property is rejected by Buyer, the Purchase Price shall be reduced by the amount allocated to the excluded Property as set forth on Exhibit C.  Except as specifically hereinabove provided in this subsection (b) and except in connection with any breach or default by Seller of any representation or warranty or other provision in this Agreement, Buyer shall have no recourse or remedy against Seller as a result of or in connection with, the existence of, or Seller’s failure or inability to cure, any material adverse matter identified on the Subsequent Title Notice Letter delivered by Buyer to Seller as described in this subsection (b).

6.                                      Representations, Warranties and Additional Covenants.

(a)                                  Seller’s Representations and Warranties.  Seller hereby represents and warrants to Buyer that as of the date of this Agreement and as of the Closing:

(i)                                     Qualification and Authority.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.  Seller has the right, power, and authority to execute, deliver, and perform this Agreement.  This Agreement, when executed and delivered by Seller and Buyer, shall constitute the valid and binding agreement of Seller, and shall be enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.  All requisite authorizations, consents, resolutions and actions on the part of Seller have been or will prior to the Closing be obtained, adopted or taken, as applicable, by Seller (and its affiliates as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale.  Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Seller is a party or to which Seller is bound.

(ii)                                  Bankruptcy.    Neither Seller nor any entity or person in Control of, having Control over, or under common Control with Seller, regardless of the number of tiers of ownership, is bankrupt under the Federal Bankruptcy Code, or has filed for protection or relief under any applicable bankruptcy or creditor protection statute or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.  Seller is not entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other.  As used in this Agreement, “Control” means ownership of voting securities sufficient to elect a majority of the board of directors of a corporation, or analogous ownership interests of non-corporate entities.

(iii)                               Leases.  As used herein, “Leases” means any lease, tenancy, license, sublease, assignment and/or other rental or occupancy agreement (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of the applicable Real Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof; and “Tenant” means any permitted occupant, tenant, subtenant or licensee of any Real Property.  Attached hereto as Schedule 6(a)(iii) is a true, correct and complete rent roll for each Real Property (the “Rent Roll”), which includes all Leases affecting each Real Property.  Except as set forth in Schedule 6(a)(iii), to Seller’s actual knowledge, as of the date of the Rent Roll: (A) each Lease is in full force and effect; (B) the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under such Leases, and there are no offsets, claims or defenses to the enforcement thereof, (C) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (D) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the Tenant thereunder for an adjustment to the rent; (E) to the best knowledge of Seller, no Tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (F) there is no present material default by the Tenant under any Lease; and (G) neither Seller nor any affiliate of Seller holds any security deposits under the Leases.  Neither the Leases nor the rents have been assigned or pledged, and no other person or entity has any interest therein except the Tenants thereunder.  Neither Seller nor any previous landlord under the Lease has agreed to grant any Tenant any free rent or rent rebate or to make any contribution to any tenant improvements regarding any Lease. Neither Seller nor any previous landlord under the Lease has agreed to reimburse any Tenant for or to pay any Tenant’s rent obligation under any Lease.  No Tenant has any purchase option or right of first refusal with respect to all or any portion of any Property.  No Tenant has any right or option for additional space at any Property.

(iv)                              Compliance With Laws; Zoning.  Except as set forth in Schedule 6(a)(iv), to Seller’s actual knowledge, without duty of inquiry or investigation, the Properties are in compliance with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, and building codes, and all other laws applicable to the Properties (but excluding from all of the foregoing Environmental Laws, which are discussed below, and the Americans with Disabilities Act).  To Seller’s actual knowledge, without duty of inquiry or investigation, all required permits, licenses and certificates for the lawful use and operation of the Properties, including, but not limited to, certificates of occupancy, or the equivalent, have been obtained and are current and in full force and effect.  [****].

(v)                                 Property Condition; Defects.  Except as set forth in Schedule 6(a)(v), to Seller’s actual knowledge, without duty of inquiry or investigation,  (A) there are no latent or patent structural or other material defects or deficiencies in any Property; (B) city water supply, storm and sanitary sewers, and electrical, gas and telephone

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

facilities are available to each Real Property within the boundary lines of such Real Property, are sufficient to meet the reasonable needs of each Real Property as presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of any Real Property as presently contemplated; (C) except as disclosed in any Title Commitment, Survey or in any Schedule 2 Document, no part of any Real Property is within a flood plain and none of the Improvements create encroachment over, across or upon the applicable Real Property’s boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment; [****].

(vi)                              Taxes.  All real property and sales taxes with respect to any Real Property which are due and payable have been paid when due and payable, except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. Except as disclosed in any Title Commitment, there is not presently pending (and to Seller’s actual knowledge, without duty of inquiry, there is not contemplated) any special assessment against any Property or any part thereof.  Except as disclosed in any Title Commitment, no tax liens have been filed and to the actual knowledge of Seller, no claims are being asserted with respect to any such taxes.  [****]

(vii)                           Contractual Obligations.  Seller is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any contractual obligation of Seller beyond any applicable notice and cure period, which default would have a Material Adverse Effect, and to Seller’s actual knowledge, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

(viii)                        Disclosure.  No financial statements or any other document, certificate or written statement furnished to Buyer by Seller and, to the actual knowledge of Seller, without duty of inquiry or investigation, no document or statement furnished by any third party on behalf of Seller, for use in connection with this Agreement or the transactions contemplated herein, including without limitation the Property Documents, contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.  There is no material fact known to Seller that has had or will have a Material Adverse Effect and that has not been disclosed in writing to Buyer by Seller or by any third party on behalf of Seller.  As used herein, “Material Adverse Effect” means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Seller or Alimentation Couche-Tard, Inc., a Quebec corporation (“ACT”), with respect to such party taken as a whole, or (B) the material impairment of the ability of Seller or ACT to perform its material obligations under any of the Transaction Documents (as defined in Section 7, below), or (C) the material impairment of Buyer’s rights or remedies under any of the Transaction Documents.  In determining whether any individual event would result in a Material

Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

(ix)                                Suits, Judgments and Liens.  Except as expressly set forth on Schedule 6(a)(ix), (A) there are no lawsuits, claims, suits, or legal, administrative or other proceedings or investigations pending or, to Seller’s actual knowledge, threatened against or affecting Seller, or any Property (including, without  limitation eminent domain or condemnation proceedings), nor to Seller’s actual knowledge, is there any basis for any of the same, and there are no lawsuits, suits  or legal, administrative or other proceedings pending in which Seller is the plaintiff or claimant and which relate to any Property; and (B) there is no action, suit or legal, administrative or other proceeding pending or, to Seller’s actual knowledge, threatened which questions the legality or propriety of the transactions contemplated by the Transaction Documents.  Except for the Permitted Exceptions, upon proper recording of all of the Deeds (as defined below) and the execution and delivery by Seller of the Bills of Sale (as defined below), Buyer will own each Property free and clear of all liens, restrictions, charges and encumbrances.

(x)                                   Environmental Laws; Hazardous Materials.  Except as set forth in Schedule 6(a)(x), (A) to Seller’s current actual knowledge, without duty of inquiry or investigation, no Property or Excluded Fuel Service Equipment is in material violation, [****] for any material violation of any Environmental Laws; (B) to Seller’s current actual knowledge, without duty of inquiry or investigation, no Property has been subject to an unlawful deposit of any Hazardous Materials, or a deposit of Hazardous Materials that required investigation or remediation, beyond immediate remediation of de minimus spills of any Hazardous Materials; (C) except in material compliance with Environmental Laws, neither Seller nor, to Seller’s current actual knowledge, without duty of inquiry or investigation, any third party, has used, generated, manufactured, stored or disposed in, at, on, under or about any Property or transported to or from any Property any Hazardous Materials; (D) to Seller’s current actual knowledge, without duty of inquiry or investigation, there has been no release, discharge or migration of any Hazardous Materials from, into, on, under or about any Property in violation of Environmental Laws; (E) to Seller’s current actual knowledge, without duty of inquiry or investigation, there is no fact, condition or circumstance governed by Environmental Laws that would materially impair, limit or restrict the use of any Property for its current intended business purpose or its intended use as described in the Master Lease Agreements; and (F) to Seller’s current actual knowledge, without duty of inquiry or investigation, there is no amount of any mold at any Property that would materially impair, limit or restrict the use of any Property for its current intended business purpose or its intended use as described in the Master Lease Agreements.

(b)                                 Additional Covenants of Seller Prior to Closing.  Seller shall prior to Closing and in addition to the covenants set forth elsewhere in this Agreement:

(i)                                     Maintain such insurance coverage for the Improvements as is presently in place with respect to such Improvements;

(ii)                                  Not permit any monetary encumbrance, charge or lien to be created upon the Properties after the date of this Agreement unless such monetary

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

encumbrance, charge or lien has been approved in writing by Buyer, or caused by Buyer or its agents, or unless such monetary encumbrance, charge or lien will be removed by Seller prior to the Closing;

(iii)                               Not execute any Lease after the date of this Agreement without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, so long as it is deemed reasonable for Buyer to condition its consent on the delivery of a subordination nondisturbance and attornment agreement in form and substance reasonably acceptable to Buyer;

(iv)                              Not enter into any service, management or other contract relating to any Property after the date of this Agreement that will survive the Closing without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed or conditioned;

(v)                                 Maintain each Property in the manner in which the Property is currently maintained, reasonable wear and tear and damage from casualty excepted;

(vi)                              Promptly notify Buyer in writing if Seller becomes aware that any of the representations and warranties of Seller set forth in this Agreement are no longer materially true and correct;

(vii)                           Not sell, convey, assign, transfer, encumber or otherwise dispose of any Property (except with respect to items of Personal Property, Buyer agrees that Seller may replace any such time that is worn out, broken, obsolete, or no longer necessary for the operation of the Real Property to which it is appurtenant, provided that such item is replaced to the extent necessary for the operation of such Real Property, and shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, make any material modifications or alterations to the Property (other than any item of Personal Property) after the date of this Agreement;

(viii)                        Comply, and shall cause all persons using or occupying any Property or any part thereof to comply, in all material respects with all Environmental Laws applicable to each Property, or the use or occupancy thereof, or any operations or activities therein or thereon;

(ix)                                Comply in all material respects with all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, each Property (including without limitation regarding all Excluded Fuel Service Equipment) (“Environmental Permits”) and keep all such Environmental Permits, in full force and effect in all material respects until Closing; and

(x)                                   Immediately after receiving notice that any material violation of any Environmental Laws may have occurred at or about any Property (including without limitation regarding any Excluded Fuel Service Equipment), deliver written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question.

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

Buyer and Seller acknowledge and agree that none of the foregoing covenants in this subsection (b) shall survive either termination of this Agreement or Closing, nor shall the foregoing covenants limit any obligations of Seller or Buyer under the Master Lease Agreements after Closing.

(c)                                  Buyer’s Representations and Warranties.  Buyer hereby represents and warrants to Seller that as of the date of this Agreement and as of the Closing:

(i)                                     Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Buyer has the right, power, and authority to execute, deliver, and perform this Agreement.  The Agreement, when executed and delivered by Buyer and Seller, shall constitute the valid and binding agreement of Buyer, and shall be enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(ii)                                  All requisite authorizations, consents, resolutions and actions on the part of Buyer, have been obtained, adopted or taken, as applicable, by Buyer (and its affiliates, as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale.  Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Buyer is a party or to which Buyer is bound.

(d)                                 [****]

7.                                      Closing.  As used herein, “Closing” shall be deemed to have occurred when each Deed and Lease Memorandum have been delivered by Seller to Buyer or the Title Company on behalf of Buyer, for recordation in the Official Records of the County where the applicable Real Property is located, title to all Properties is conveyed to Buyer, and the Purchase Price is paid to Seller as provided in Section 2, and possession of the Properties is delivered to Buyer, subject to the Master Lease Agreements all in accordance with the terms of this Agreement.   Closing shall occur on or before March 31, 2004 (“Closing Date”).  On or before the Closing Date:

(a)                                  Buyer shall deliver or cause to be delivered to Seller through Escrow all of the following:

(i)                                     The Purchase Price in accordance with Section 2.

(ii)                                  Four (4) counterpart originals of (A) a Master Lease Agreement in the form attached hereto as Exhibit A for the Properties described in Schedule 1 (collectively, the “Master Lease Agreements”; each individually, a “Master Lease Agreement”), each duly executed by Buyer and (B) a Lease Memorandum in the form attached hereto as Exhibit A-1 for each Property covered by the Master Lease

Agreements (collectively, “Memoranda” and each individually, a “Memorandum”), each duly executed by Buyer.

(iii)                               Four (4) counterpart originals of the Assignment of Lease in the form attached hereto as Exhibit E for each Lease (collectively, the “Assignment of Leases”), each duly executed by Buyer.

(b)                                 Seller shall deliver or cause to be delivered to Buyer through Escrow all of the following:

(i)                                     Special Warranty Deed in the form of Exhibit H, or a substantially equivalent form complying with state-specific recording requirements (each, a “Deed”; collectively, the “Deeds”), conveying to Buyer each Real Property subject only to the Permitted Exceptions, duly executed by Seller and properly notarized and acknowledged;

(ii)                                  Four (4) originals of the Bill of Sale conveying the Personal Property to Buyer, in the form of Exhibit I (collectively, the “Bills of Sale”, each individually, a “Bill of Sale”), each duly executed by Seller;

(iii)                               Internal Revenue Code Section 1445 Certification in the form of Exhibit J, and any state-specific income tax withholding certificates reasonably required by Buyer, each duly executed by Seller;

(iv)                              Four (4) counterpart originals of each Master Lease Agreement, duly executed by Seller.

(v)                                 Any instruments or other documents required to be delivered to Buyer, as landlord, from Seller, as tenant, pursuant to the Master Lease Agreements, including, without limitation, a Guaranty from ACT to Buyer, duly executed by ACT, for each Master Lease Agreement (collectively, the “Guaranties”; each individually, a “Guaranty”).

(vi)                              An ALTA Extended Coverage Owner’s Policy of Title Insurance for each Property, in the form of the Title Commitment for such Property previously approved by Buyer hereunder, subject only to the Permitted Exceptions and those exceptions Buyer has been deemed to accept pursuant to Section 5, and in an amount equal to the amount allocated to such Property on Exhibit C attached hereto, [****].

(vii)                           Evidence reasonably satisfactory to Buyer and Title Company that Seller is fully authorized to have entered into this Agreement, and to consummate the transactions contemplated herein, including without limitation selling the Properties to Buyer pursuant to the terms of this Agreement, and entering into the Master Lease Agreements.

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

(viii)                        The amount of all fees and expenses of Buyer that Seller is obligated to pay pursuant to subsection 9(b), to the extent not previously paid.

(ix)                                Four (4) originals of each of the Assignment of Leases, each duly executed by Seller.

As used in this Agreement, “Transaction Documents” means, collectively, this Agreement, the Master Lease Agreements, the Guaranties, the Deeds, the Bills of Sale, the Sublease Subordination Agreements, and any other agreements entered into between Seller and Buyer, or ACT and Buyer, in connection with any of the foregoing.

(c)                                  Seller shall deliver to Buyer possession of the Properties subject to the Master Lease Agreements.

8.                                      Secondary Closing.

(a)                                  If pursuant to Section 5 and 14 of this Agreement, Seller has elected to propose to Buyer any substitute properties (and applicable Substitute Property Documents) in lieu of any Properties excluded by Buyer from the assets to be purchased by Buyer hereunder, and Buyer has not received all Substitute Property Documents for all such substitute properties within twenty (20) days prior to the Closing Date, then Buyer may elect, in its sole discretion, to proceed with a Secondary Closing (as defined below) regarding any such substitute properties (each, a “Secondary Substitute Property”, and collectively the “Secondary Substitute Properties”) as of the Secondary Closing Date (as defined below) by delivering to Seller a written notice on or before the Closing Date; provided, however, that the occurrence of the initial Closing is a condition precedent to the occurrence of the Secondary Closing.  As used herein, “Secondary Closing Date” means the later of (i) April 15, 2004, and (ii) twenty (20) days after Buyer receives all Substitute Property Documents regarding all such Secondary Substitute Properties.  The “Secondary Closing” shall be deemed to have occurred when each Deed regarding each Secondary Substitute Property has been delivered by Seller to Buyer for recordation in the Official Records of the County where the applicable Real Property is located, title to all such Secondary Substitute Properties is conveyed to Buyer, and possession of such Secondary Substitute Properties is delivered to Buyer, subject to the Master Lease Agreements, and the Purchase Price for the Secondary Substitute Properties shall have been paid to Seller, all in accordance with the terms of this Agreement.

(b)                                 In the event that Buyer elects a Secondary Closing, (i) all representations, warranties and other covenants set forth in this Agreement (including, without limitation, regarding survival of obligations, prorations and payment of fees and costs) regarding the “Closing” or the “Closing Date” shall be deemed made also regarding the Secondary Closing or the Secondary Closing Date, respectively, and (ii) all provisions regarding conditions to any Party’s obligations hereunder that reference the “Closing” or the “Closing Date” shall be deemed to refer also to the Secondary Closing or the Secondary Closing Date, respectively.  Notwithstanding the foregoing, with respect to any Secondary Closing (and without limiting anything contained herein regarding the initial Closing), (x) any Property-specific representations, warranties, or other covenants shall be deemed made, and conditions shall be deemed to be in effect, only as to the Secondary Substitute Properties transferred to Buyer at the

Secondary Closing, and (y) the condition to Buyer’s obligations set forth in clause 10(a)(iv) shall be of no force or effect.

(c)                                  Any Secondary Closing shall be conducted in a similar manner to the initial Closing, including without limitation, with respect to deliveries of Transaction Documents regarding all Secondary Substitute Properties, except as follows:  (i) the purchase price paid at the Secondary Closing shall reflect only the price of the Secondary Substitute Properties actually transferred to Buyer; (ii) instead of delivering the Master Lease Agreements and Assignment of Leases, the Parties shall deliver amendments to those agreements, in form and substance reasonably acceptable to both Parties, adding to such agreements (as applicable) the Secondary Substitute Properties; (iii) the calculation of “Net Sales Proceeds” at the Secondary Closing shall be adjusted to take into account the adjusted Purchase Price for the Secondary Substitute Properties and any fees or expenses paid by Seller at the initial Closing, the “Minimum Debt Payment Amount” shall be zero, and if Seller paid the “Minimum Debt Payment Amount” at the initial Closing the “Net Sales Proceeds” at the Secondary Closing shall be deemed to be zero; [****].

(d)                                 Notwithstanding anything contained in Section 5 or 14 of this Agreement, neither Party may extend the Secondary Closing Date, through electing to provide, or attempting to require, as the case may be, any substitute property in lieu of any Secondary Substitute Property, and there shall be no further closings or transfers of any properties under this Agreement after the Secondary Closing (if any).

(e)                                  In the event of any conflict between any provision of this Section 8 and any other provision of this Agreement, the provision of this Section 8 shall control.

9.                                      Prorations; Fees and Costs.

(a)                                  No proration shall be made of real estate and personal property taxes, utility charges, rent due under the Leases, and maintenance expenses with respect to the Properties (the Parties acknowledging that Seller shall be responsible for all such charges, taxes and expenses, and Seller shall be entitled to all rent due under the Leases under the Master Lease Agreements).  Rental payments under the Master Lease Agreements (other than rental payments under the Leases) shall be prorated as of the Closing Date such that Seller shall prepay a prorated portion of the rent due from Seller to Buyer under the Master Lease Agreements (other than rental payments under the Leases) applicable to the month in which the Closing occurs, as contemplated by the Master Lease Agreements.

(b)                                 Seller shall pay (i) all closing fees and expenses, including without limitation all Escrow fees, recording costs (other than mortgage recording costs) and applicable deed stamp taxes, and transfer taxes for each of the Properties (including, without limitation, all Personal Property relating thereto); (ii) all fees and expenses associated with the preparation of all Property Documents (and Substitute Property Documents, if applicable), including without limitation Title Commitments and Site Assessments; (iii) all premiums for the Title Policies

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

(including costs for the comprehensive, contiguity, survey, access and tax parcel endorsements) and all final Surveys; and (iv) all other fees and expenses of Buyer (including, without limitation Buyer’s reasonable attorneys’ fees and expenses) in connection with the transactions contemplated herein and in the other Transaction Documents, including without limitation fees and expenses incurred by Buyer in connection with the preparation and negotiation of all Transaction Documents; the preparation of any proposal, commitment or other documents; any diligence, syndication, computer usage, duplication, consultation, travel, audits, or searches; any insurance or appraisals; and any post-Closing activities or work of Buyer (to the extent that such costs for the post-closing activities or work would have been Seller’s responsibility if such activity or work occurred pre-closing but will occur post-closing due to circumstances under Seller’s control).

(c)                                  [****]

10.                               Conditions to Closing.

(a)                                  Conditions to Buyer’s Obligations.  Buyer’s obligation to purchase the Properties is subject to the satisfaction of the following conditions or Buyer’s written waiver of such conditions on or before the Closing Date.  Buyer may waive in writing any or all of such conditions in its sole and absolute discretion.

(i)                                     Seller shall have performed all material obligations to be performed by Seller prior to and at Closing under this Agreement.

(ii)                                  Seller’s representations and warranties set forth in subsection 6(a)  of this Agreement shall be true and correct in all material respects as of the Closing.

(iii)                               Title Company shall be committed to issue to Buyer, as of the Closing Date, the Title Policies.

(iv)                              [****]

(v)                                 Without limiting anything contained in clause 10(a)(ii), no order, stay, injunction or restraining order, pending or threatened litigation, law or regulation, or any other condition shall exist with respect to Seller, Guarantor and/or the Property that in the reasonable determination of Buyer could have a Material Adverse Effect.

(b)                                 Condition to Seller’s Obligations.  Seller’s obligation to consummate the transactions contemplated by this Agreement are subject to Buyer having performed all material obligations to be performed by Buyer prior to and at Closing under this Agreement.  Seller may waive in writing such condition in its sole and absolute discretion.

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

(c)                                  At the Closing, Title Company will pay the Purchase Price to Seller by (i) certified check drawn at an Acceptable Bank, or (ii) wire transfer of immediately available funds.

11.                               Notices.  Any notice provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the Party to be notified, postage prepaid and certified, with return receipt requested, by delivering the same in person to such Party (including express or courier service), by delivering the same by overnight courier such as Federal Express or by delivering the same by confirmed facsimile.  Notice given in accordance herewith shall be effective upon the receipt at the address of the addressee, or the second attempt at delivery, as evidenced by the regular records of the person or entity attempting delivery, regardless of whether the same is actually received.  For purposes of notice, the addresses of the Parties (and, for informational purposes only, Title Company) are as follows:

If to Seller:	CIRCLE K STORES INC.
1500 North Priest Drive
Tempe, Arizona 85281
Attn: President
Telephone: (602) 728-3114
Facsimile: (602) 728-5126

With a copy to:

ALIMENTATION COUCHE-TARD INC.
1600 St. Martin Boulevard West
Tower B, Suite 280
Laval, Quebec, CANADA H7G 4S7
Attn: Richard Fortin
Telephone: (450) 662-6632
Facsimile: (450) 662-7537

With a copy to:

DAVIES WARD PHILLIPS & VINEBERG LLP
44th Floor, 1 Canadian Place
Toronto, Ontario, Canada M5X 1B1
Attn: Scott Hyman, Esq.
Telephone: (416) 863-0900
Facsimile: (416) 863-0871

If to Buyer:	DBNCF CIRCLE LLC
c/o Drawbridge Special Opportunities Fund LP
1251 Avenue of the Americas
New York, New York 10020
Attn: Kevin Treacy, CFO
Telephone: (212) 798-6071
Facsimile: (212) 798-6131

With a copy to:

SIDLEY AUSTIN BROWN & WOOD LLP
555 West Fifth Street, Suite 4000
Los Angeles, California 90013-1010
Attn: Marc I. Hayutin, Esq.
Telephone: (213) 896-6018
Facsimile: (213) 896-6600

and a copy to:

WILENSKY & JONES, LLP
3109 Carlisle Street, Suite 100
Dallas, Texas 75204
Attn: Richard S. Wilensky, Esq.
Telephone: (214) 220-1133
Facsimile: (214) 220-2131

If to Title Company:

LANDAMERICA FINANCIAL GROUP, INC.
7557 Rambler Road, Suite 1200 L.B. #31
Dallas, Texas 75231
Attn: Jennifer Flynn
Telephone: (877) 273-1770
(214) 346-7146 (direct dial)
(877) 556-8112 (box)

Either Party may change its address for notice by giving written notice thereof to the other Party in accordance with the provisions of this Section 11.

12.                               Commissions.  Seller and Buyer each (a) represent to the other Party that such representing Party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Agreement or the sale of the Properties contemplated herein, except for Trefethen & Company (“Broker”) and (b) hereby indemnifies, defends, protects (with counsel selected by the other Party) and holds such other Party wholly free and harmless of, from and against any and all claims or demands for any and all brokerage commissions and/or finder’s fees due or alleged to be due as a result of any agreement or purported agreement made by such indemnifying Party.

13.                               Assigns.  This Agreement shall inure to the benefit of and be binding on the Parties hereto and their respective heirs, legal representatives, successors and assigns.  This Agreement may not be assigned by Seller without the prior written consent of Buyer,  which Buyer may withhold in its sole and absolute discretion.  This Agreement may be assigned by Buyer without the consent of Seller provided that Buyer delivers to Seller written notice of such assignment.  Notwithstanding the foregoing, upon any assignment of this Agreement by Buyer,

Buyer shall not be relieved of liability for the performance of any obligation of Buyer contained in this Agreement unless and until Buyer’s assignee shall have assumed in writing all of the duties and obligations of Buyer hereunder.

14.                               Destruction, Damage or Taking Before Closing.

(a)                                  In the event of damage to or destruction of all or any portion of any Property by fire or other casualty prior to the Closing, Seller shall promptly deliver to Buyer written notice thereof, and Seller may terminate this Agreement with respect to such damaged or destroyed Property, or may offer to cause the restoration and repair of such damage.  Termination of this Agreement shall be by notice to Buyer given within ten (10) days after such damage or destruction, in which case this Agreement shall terminate as to the affected Property, and the parties shall proceed with the purchase and sale of the balance of the Properties pursuant to the terms of this Agreement.  If Seller does not cause all damaged or destroyed Property to be repaired or replaced (to Buyer’s reasonable satisfaction) on or before the Closing Date, then Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to such damage or destruction without a reduction in the Purchase Price, or (ii) exclude the Property from the assets to be purchased hereunder with a reduction in the Purchase Price equal to the amount set forth on Exhibit C allocated to such Property.  If Buyer elects to exclude the Property from the assets to be purchased hereunder, Seller may elect to provide a reasonable substitute property (and deliver to Buyer all Substitute Property Documents with respect to such substitute property) within ten (10) days after Buyer shall have delivered written notice of such exclusion to Seller, which substitute property Buyer may, in its reasonable discretion, accept or reject.  If any such substitute property is accepted by Buyer, then (x) the Purchase Price shall be reasonably adjusted by Buyer based upon (1) the value of such substitute property as reflected by the applicable Substitute Property Documents, and (2) the amount allocated to the excluded Property as set forth on Exhibit C; (y) the substitute property shall be a “Property” for all purposes under this Agreement; and (z) the applicable Substitute Property Documents shall be “Property Documents” for all purposes under this Agreement.  If such substitute property is rejected by Buyer, the Purchase Price shall be reduced by the amount allocated to the excluded Property as set forth on Exhibit C.

(b)                                 In the event of an eminent domain taking or the issuance of a written notice of an eminent domain taking with respect to all or any portion of any Property prior to the Closing, Seller shall promptly deliver to Buyer written notice thereof (the “Taking Notice”).  Within ten (10) business days after Buyer’s receipt of the Taking Notice, Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to such taking without a reduction in the Purchase Price or (ii) exclude the Property from the assets to be purchased hereunder with a reduction in the Purchase Price equal to the amount set forth on Exhibit C allocated to such Property.  If Buyer elects to exclude the Property from the assets to be purchased hereunder Seller may elect to provide a reasonable substitute property (and deliver to Buyer all Substitute Property Documents with respect to such substitute property) within ten (10) days after Buyer shall have delivered written notice of such exclusion to Seller, which substitute property Buyer may, in its reasonable discretion, accept or reject.  If any such substitute property is accepted by Buyer, then (x) the Purchase Price shall be reasonably adjusted by Buyer based upon (1) the value of such substitute property as reflected by the applicable Substitute Property Documents, and (2) the amount allocated to the excluded Property as set forth on Exhibit C; (y) the substitute property shall be a “Property” for all purposes under this Agreement; and (z) the applicable Substitute Property Documents shall be “Property Documents” for all purposes under this Agreement.  If such substitute property is rejected by Buyer, the Purchase Price shall be reduced by the amount allocated to the excluded Property as set forth on Exhibit C.

15.                               Termination; Remedies; Seller Indemnity.

(a)                                  Buyer’s Remedies.

(i)                                     Without limiting anything contained in subsection 9(c), if the Closing does not occur by reason of Seller’s default hereunder (which default is not outside of Seller’s reasonable control) that is not cured within ten (10) days after Seller first has knowledge of such default, then Buyer shall be entitled to pursue any remedies to which Buyer may be entitled under this Agreement, at law and/or in equity, including without limitation the right to specifically enforce this Agreement, to record a notice of pendency of action against any of the Properties and/or to pursue an action for damages.  Except as specifically provided herein, any remedies of Buyer pursuant to this Agreement shall be in addition to, and not in lieu of, any remedies of Buyer pursuant to the other Transaction Documents.

(ii)                                  In addition to any and all other obligations of Seller under this Agreement (including without limitation under any indemnity or similar provision set forth herein), Seller hereby fully and forever releases, discharges, acquits, indemnifies, protects, and agrees to defend (with counsel selected by Seller and approved by Buyer (or Buyer’s Lenders), such approval not to be unreasonably withheld, delayed or conditioned) and hold the Demised Premises, Buyer, Buyer’s Affiliates and Buyer’s Lenders wholly free and harmless of, from and against any and all losses (including without limitation, subject to the terms of this Section, diminution in the value of the Demised Premises, normal wear and tear excepted), claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, or expenses (including without limitation reasonable attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, whether liquidated or unliquidated:  (A) arising out of or in any way related to or resulting directly or indirectly from:  (1) the use, occupancy or activities of Seller, its agents, employees, contractors or invitees in or about the Demised Premises at or before Closing; (2) any failure on the part of Seller to comply with any applicable law, code or regulation, including without limitation all Environmental Laws at or before Closing; (3) any Default under this Agreement or any breach or default by Seller under any other Transaction Document (as defined below); (4) any other loss, injury or damage described in Section 10.01 of the Master Lease Agreements caused by Seller, its agents, employees, contractors or invitees; (5) in connection with mold at any Demised Premises at or before Closing; (6) work or labor performed, materials or supplies furnished to or at the request of Seller or in connection with obligations

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

incurred by or performance of any work done for the account of Seller in, on or about the Demised Premises; and (B) whether heretofore now existing or hereafter arising out of or in any way related to or resulting directly or indirectly from the presence or Release at, on, under, to or from the Demised Premises of Hazardous Materials.

(iii)                               Anything in this Agreement to the contrary notwithstanding, in the event of any breach by Seller of any representation or warranty set forth in subsection 6(a) of this Agreement, Buyer shall not be entitled to pursue any remedy therefor under this Agreement (including any remedy under any indemnity, release, discharge or hold harmless agreement set forth in this Agreement) if such breach (A) is discovered after the Closing, (B) is not a misrepresentation or concealment made by Seller with knowledge of its falsity or in reckless disregard of its truth or falsity, and with the intent to deceive Buyer, and (C) a remedy therefor is available to Buyer under a Master Lease Agreement.

(iv)                              Notwithstanding anything to the contrary contained herein, Buyer shall only be entitled to pursue a claim for damages against Seller in the event of a breach by Seller of any representation or warranty set forth in subsection 6(a) of this Agreement, only if such claim is permitted pursuant to Subsection (iii) of this Section 15(a), and only when the aggregate amount of all Claims incurred by Buyer as a result of any such breaches by Seller exceed [****] and in any such case Buyer shall be entitled to recover from Seller the full amount of all such Claims, subject to clause 15(a)(v), below.

(v)                                 The liability of Seller under this Agreement and the Master Lease Agreements for any breach of a representation or warranty set forth in subsection 6(a) of this Agreement and the liability of Seller under this Agreement for any indemnity, release, discharge or hold harmless provision set forth in this Agreement shall terminate after the earlier of (i) the date on which Seller has paid Buyer a total amount (including payments made under any of this Agreement, that certain Purchase and Sale Agreement and Escrow Instructions between Seller and DBNCH Circle LLC, a Delaware limited liability company, dated as of even date herewith, and the Master Lease Agreements) of [****] (the “Liability Cap”) as a result of Claims arising from any such breaches by Seller and/or Claims arising from such indemnity, release, discharge or hold harmless provisions; and (ii) the one-year anniversary of the Closing Date; provided, however, that Seller shall continue to be liable (subject to the other limits provided herein, including, without limitation the Liability Cap) for Claims incurred by Buyer during such one-year period for which Buyer has notified Seller in writing prior to the expiration of such one-year period.  Notwithstanding the foregoing, the Liability Cap shall not apply to any misrepresentation or concealment made by Seller with knowledge of its falsity or in reckless disregard of its truth or falsity and the intent to deceive Buyer.  In addition, nothing contained herein shall be construed in any way to limit any indemnity, release, discharge or hold harmless provision set forth in the Master Leases or the Guaranty.

(b)                                 Seller’s Remedies.  Without limiting anything contained in subsection 9(c), if the Closing does not occur by reason of Buyer’s default hereunder that is not cured within ten (10) days after Buyer first has knowledge of such default, and Seller is in compliance with all of its obligations under this Agreement, then Seller shall be entitled to pursue any remedies to which Seller may be entitled under this Agreement, at law and/or in equity, including without limitation the right to specifically enforce this Agreement, and/or to pursue an action for damages.  Any remedies of Seller pursuant to this Agreement shall be in addition to, and not in lieu of, any remedies of Seller pursuant to the other Transaction Documents.

(c)                                  Transaction Documents.  Nothing in this Section 15 shall limit any obligations or remedies of any Party under any of the other Transaction Documents, including without limitation under the Master Lease Agreements.

16.                               Disclosure.  Buyer and Seller shall keep information regarding terms of this Agreement confidential and neither Party will announce or otherwise make public the terms of this transaction without the prior consent of the other Party, which consent shall not be unreasonably withheld, except that each Party may disclose the terms this Agreement (a) to its, and its affiliates’, officers, directors, employees, accountants, agents, potential financing sources, legal counsel and such other third parties as reasonably necessary to effectuate the closing of the transaction contemplated herein, and (b) as required by law, regulation, stock exchange rule, administrative agency or court order.

17.                               Further Assurances.  Both Seller and Buyer shall cooperate with one another and in a timely manner execute any and all additional documents, papers and other assurances, and shall do any and all acts reasonably necessary to give effect to the purchase and sale provided for herein.

18.                               Severability.  If any provision of this Agreement is adjudicated by a court having jurisdiction over a dispute arising herefrom to be invalid or otherwise unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof and such remaining provisions shall continue in force and effect to the full extent permitted by law.

19.                               Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a)                                  This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles, and except in any action to specifically enforce performance of this Agreement, in which event the law of the state of the Real Property with respect to which such specific performance is requested shall govern.

(b)                                 EACH OF SELLER AND BUYER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH ANY PROPERTY IS LOCATED AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  SELLER AND BUYER EACH ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS,

AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

(c)                                  EACH OF BUYER AND SELLER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT.  SELLER AND BUYER EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THE AGREEMENT.

20.                               Whole Agreement; Modification.  Except as provided below, this Agreement is the entire agreement between Seller and Buyer concerning the sale of the Properties and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either Party unless reduced to writing and signed by the Party to be bound. This Agreement supersedes the Letter of Intent dated October     , 2003, as amended in writing, regarding the Circle K Sale Leaseback Facility, by and between Fortress Credit Corporation, [****], and ACT.  All Exhibits and Schedules attached hereto are incorporated herein by this reference for all purposes.

21.                               Survival.  Without modifying anything contained in subsections 6(c) or 15(a), the provisions of Sections 4, 6 (other than subsection 6(c)), 8, 9, 11, 12, 13 and 15 through 28 (inclusive), shall survive Closing and any termination of this Agreement.

22.                               Time of the Essence.  Time is of the essence in the performance of each and every provision of this Agreement.  In the event that the last day for taking any action or serving notice under this Agreement falls on a Saturday, Sunday or legal holiday, the time period shall be extended until the following business day.

23.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. A facsimile or photocopy signature on this Agreement or any notice delivered hereunder shall have the same legal effect as an original signature.

24.                               Attorneys’ Fees.  If any action or proceeding is instituted to enforce or interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its attorneys’ fees and costs from the losing Party.

25.                               No Waiver.  The waiver by one Party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such Party of any other covenant, condition or promise, or of the time for performing any other act required, under this

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

Agreement.  The exercise of any remedy for which this Agreement provides shall not be a waiver of any remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.

26.                               Date of Agreement.  All references in this Agreement to “the date hereof” or similar references shall be deemed to refer to the first date set forth above.

27.                               Transaction Characterization.  The Parties intend that the conveyance of the Properties to Buyer be an absolute conveyance in effect as well as form, and the instruments to be delivered at Closing (including, without limitation, the Master Lease Agreements and the other Transaction Documents) are not intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement or financing or trust arrangement of any kind.  After the execution and delivery of the Deeds and payment to Seller of the entire Purchase Price, Seller will have no legal or equitable interest or any other claim or interest in the Properties other than as set forth in the Transaction Documents.  Furthermore, the Parties intend for each of the Master Lease Agreements to be a true lease and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economics realities of each of the Master Lease Agreements are those of a true lease.  Notwithstanding the existence of the Master Lease Agreements, neither Party shall contest the validity, enforceability or characterization of the sale and purchase of the Properties by Buyer pursuant to this Agreement as an absolute conveyance, and both Parties shall support the intent expressed herein that the purchase of the Properties by Buyer provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if and to the extent that any challenge occurs.

28.                               Post-Closing Obligation.

(a)                                  [****]

(b)                                 Seller shall deliver or cause to be delivered to Buyer within thirty (30) days after closing four (4) originals of a Subordination, Non-Disturbance and Attornment Agreement for each Lease set forth on Schedule 5, in form and substance reasonably satisfactory to Buyer.

29.                               State Specific Provisions.

(a)                                  New Mexico.

(i)                                     To the extent, if at all, Section 56-7-1, NMSA 1978, as amended, is applicable to this Agreement, any agreement to indemnify, hold harmless, insure or defend another party contained in this Agreement shall not extend to liability, claims, damages, losses or expenses, including attorneys’ fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligent act or omission of the indemnitee, its officers, employees or agents.

[****] Redacted in accordance with applicable practice with Autorite des marches financiers (Quebec Securities Commission)

(ii)                                  The following Subsection 8(b)(xii) is added to Section 8: “Four (4) originals of an NM Taxation and Revenue Department Real Property Transfer Declaration Affidavit in the form attached as Exhibit L.”

(b)                                 Louisiana.  The following provisions shall apply to the extent that the laws of the State of Louisiana govern the interpretation or enforcement of this Agreement with respect to Real Property located in the State of Louisiana (and nothing in this section is intended to derogate from any choice of law provision contained in this Agreement).

(i)                                     Louisiana Terminology.  The terms “realty”, “real property” and “real estate” shall mean immovable property; the term “fee estate” shall mean full ownership; the term “personal property” shall mean movable property; the term “tangible property” shall mean corporeal property; the term “intangible property” shall mean incorporeal property; the term “easement” shall mean servitude; the term “buildings” shall include other constructions; the phrase “covenant running with the land” and other words of similar import shall mean a real right or a recorded lease of immovable property; and the term “county” shall mean parish.

(ii)                                  Corporate Resolutions.  A copy of the resolutions of the board of directors of Seller authorizing the sale of the Real Property, complying with the requirements of Section 7(b)(vii), with an original live signature certification by the secretary or assistant secretary of the Seller, shall be attached to each Deed when it is filed of record.

(c)                                  Florida.  Pursuant to Florida Statute 404.056(8), Buyer is hereby notified as follows:  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county health unit.

(d)                                 South Carolina.

(i)                                     Seller shall be solely responsible for the payment of the South Carolina Deed Recording Fee as required under Section 12-24-10, et seq., Code of Laws of South Carolina, 1976, as amended.

(ii)                                  In addition to the documents to be delivered pursuant to Section 7(b) above, Seller shall deliver or cause to be delivered to Buyer through Escrow the following:

(1)                                  Affidavit of Value in the form of Exhibit M, properly completed and executed by an authorized person for Seller in accordance with Section 12-42-70, Code of Laws of South Carolina, 1976, as amended; and

(2)                                  An affidavit in the form of Exhibit N, as provided by Section 12-8-580, et seq., Code of Laws of South Carolina, 1976, as amended, and if required From I-290.

(e)                                  Arizona.

(i)                                     In addition to the documents to be delivered pursuant to Section 7(a) above, Buyer shall deliver or cause to be delivered to Seller through Escrow the following:  Affidavit of Property Value in the form of Exhibit O, properly completed and executed by an authorized person for Buyer in accordance with Arizona law.

(ii)                                  In addition to the documents to be delivered pursuant to Section 7(b) above, Seller shall deliver or cause to be delivered to Buyer through Escrow the following:  Affidavit of Property Value in the form of Exhibit O, properly completed and executed by an authorized person for Seller in accordance with Arizona law.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first set forth above.

WITNESSES:	BUYER:

DBNCF CIRCLE LLC,
/s/Robyn Gewanter	a Delaware limited liability company
Signature of First Witness

Robyn Gewanter	By:	/s/Constantine M. Dakolias
Printed Name of First Witness		Constantine M. Dakolias
Chief Credit Officer

/s/Marc Furstein
Signature of Second Witness

Marc Furstein
Printed Name of Second Witness

WITNESSES:	SELLER:

CIRCLE K STORES INC.,
/s/William Trefethen	a Texas corporation
Signature of First Witness

William Trefethen	By:	/s/Brian P. Hannasch
Printed Name of First Witness	Name: Brian P. Hannasch
Title: Vice President
/s/Maria Trefethen
Signature of Second Witness

Maria Trefethen
Printed Name of Second Witness

WITNESSES:	ESCROW AGENT:

/s/Denis Frawley	LANDAMERICA FINANCIAL SERVICES, INC.,
Signature of First Witness	By:	/s/Nancy Shirar
	Name:	/s/Nancy Shirar
Denis Frawley	Title:t	/s/Vice Presiden
Printed Name of First Witness

/s/Susan Helms
Signature of Second Witness

/s/Susan Helms
Printed Name of Second Witness